December 11, 2009

ChinaNet Online Holdings, Inc.
No. 3 Min Zhuang Road, Building 6
Yu Quan Hui Gu Tuspark
Haidian District, Beijing
People’s Republic of China
Attn: Board of Directors of ChinaNet Online Holdings, Inc.

Re:           Resignation Letter

To the Board of Directors of
ChinaNet Online Holdings, Inc.:

I, Kotoi Hirofumi, hereby resign as a director of ChinaNet Online Holdings, Inc. (the “Company”), effective immediately.  Please be advised that my resignation from such position of the Company is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Very truly yours,

/s/ Kotoi Horofumi
Kotoi Horofumi